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                                                                    Exhibit 23.3



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the UniCapital Corporation 1998 Long-Term Incentive Plan, UniCapital Corporation 1998 Non-Employee Directors' Stock Plan, UniCapital Corporation 1998 Employee Stock Purchase Plan, and the UniCapital Corporation 1997 Executive Non-Qualified Stock Option Plan of our report dated January 14, 1998, except for Note 14, as to which the date is February 7, 1998 with respect to the combined financial statements of Cauff Lippman Aviation, Inc. and Certain Affiliates included in the Post Effective Amendment No. 1 to Form S-1 No. 333-53779 and to the reference to our firm under the caption "Experts" included in the Registration Statement on Form S-1, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP


Miami, Florida
August 12, 1998